Exhibit 4.10

SIXTH Supplemental Indenture
    SIXTH Supplemental Indenture (this “Sixth Supplemental Indenture”), dated as of September 24, 2020 , among Tenneco Inc., a Delaware corporation, as issuer (the “Company”) and DRiV Automotive Inc., a Delaware corporation (the “Additional Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H
    WHEREAS, the Company and the Guarantors party thereto have previously executed and delivered an indenture, dated as of December 5, 2014 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s debt securities;
    WHEREAS, the Company and the Guarantors party thereto have previously executed and delivered a second supplemental indenture, dated as of June 13, 2016 (the “Second Supplemental Indenture”) amending and supplementing the Base Indenture and establishing the form and terms of the Company’s 5.00% Senior Notes due December 2026 (the “Notes”);
    WHEREAS, the Company and the Guarantors party thereto have previously executed and delivered a fourth supplemental indenture, dated as of October 1, 2018 (the “Fourth Supplemental Indenture” and the Base Indenture, as amended and supplemented by the Second Supplemental Indenture and the Fourth Supplemental Indenture, collectively, the “Existing Indenture”);
    WHEREAS, the Additional Guarantor is a Subsidiary of the Company;
    WHEREAS, the Additional Guarantor guarantees certain Indebtedness of the Company and, as a result, Section 4.12 of the Second Supplemental Indenture requires the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Existing Indenture on the terms and conditions set forth in the Existing Indenture (a “Subsidiary Guarantee”);
    WHEREAS, the Existing Indenture is incorporated herein by reference and the Existing Indenture, as supplemented by this Sixth Supplemental Indenture, is herein called the “Indenture”; and
    WHEREAS, pursuant to Section 8.01(4) of the Second Supplemental Indenture, the Company, the Additional Guarantor and the Trustee are authorized to execute and deliver this Sixth Supplemental Indenture, without the consent of any Holder of the Notes.
    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
DEFINITIONS
    Section 1.01     Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

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ARTICLE II
AGREEMENT TO BE BOUND; SUBSIDIARY GUARANTEE
    Section 2.01    Agreement to be Bound. The Additional Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
    Section 2.02     Subsidiary Guarantee. The Additional Guarantor unconditionally, jointly and severally, guarantees on a senior basis as set forth in the Indenture (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Base Indenture and Article IX of the Second Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Upon the execution and delivery of this Sixth Supplemental Indenture, the Additional Guarantor shall be deemed a Guarantor under the Indenture as if it were an original party thereto. The Additional Guarantor’s Subsidiary Guarantee is subject to the terms and conditions set forth in the Indenture.
ARTICLE III
MISCELLANEOUS
    Section 3.01     Effectiveness. This Sixth Supplemental Indenture shall become effective immediately upon its execution and delivery by the parties hereto. The Additional Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.
    Section 3.02     Notices. All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture, at the address for the Guarantors set forth in the Indenture.
    Section 3.03     Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto hereby irrevocably and unconditionally:
        (a)     submits for itself and its property in any legal action or proceeding relating to the Indenture and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United Statements of America for the Southern District of New York and appellate courts from any thereof;

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        (b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue or any such action or     proceeding in any such court that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
        (c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such person at its addressed referred to in the Indenture or at such other address of which notice shall have been given pursuant thereto;

        (d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
        (e)     waives, to the maximum extent permitted by law, any right it may have to     claim or recover in any legal action or proceeding referred to in this Section any special,     exemplary, punitive or consequential damages.
    Section 3.04     Counterpart Originals. All parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.
    Section 3.05     Effect of Headings. The Articles and Sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
    Section 3.06     Benefits Acknowledged. The Additional Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to this Sixth Supplemental Indenture are knowingly made in contemplation of such benefits.
    Section 3.07    Ratification of Indenture; Supplemental Indentures Part of Indenture. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
    Section 3.08    The Trustee. The Trustee makes no representation or warranty as to the validity, adequacy or sufficiency of this Sixth Supplemental Indenture or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the other parties hereto, and the Trustee assumes no responsibility for their correctness.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written.

                        TENNECO INC., as Issuer

                        By:___ /s/ Paul D. Novas
                        Name:    Paul D. Novas
                        Title:    Vice President Finance and Treasurer

                        DRIV AUTOMOTIVE INC.,
                        as Additional Guarantor

                        By:____ /s/ Paul D. Novas
                        Name:    Paul D. Novas
                        Title:    Vice President, Finance

[Signature page to Sixth Supplemental Indenture]
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                        U.S. BANK NATIONAL ASSOCIATION, as Trustee

                        By:    /s/ Michael K. Herberger
                        Name: Michael K. Herberger
                        Title: Vice President